UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Coastal Carolina Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-152331	33-1206107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Oak Street Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 839-2265

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2011, of 2,191,500 shares outstanding and entitled to vote at our annual meeting, 1,518,605 shares were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the 2011 Annual Meeting:

1.	the election of two seats for Class I directors and seven Class II directors to our Board of Directors; and

2.	the ratification of the appointment of Elliott Davis, LLC as our independent auditor for the fiscal year ending December 31, 2011.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Class I

Name	Votes For	Votes Withheld	Broker Non-Votes
Carl O. Falk	1,390,000	3,000	125,605
Frank A. Stewart	1,390,000	3,000	125,605

Class II

Name	Votes For	Votes Withheld	Broker Non-Votes
William K. Bogache	1,390,000	3,000	125,605
Henrietta U. Golding	1,390,000	3,000	125,605
Adair M. Graham, Jr.	1,390,000	3,000	125,605
Marilyn B. Hatley	1,387,500	5,500	125,605
W. John Laymon	1,390,000	3,000	125,605
Andrew H. Lesnik	1,390,000	3,000	125,605
Dennis T. Worley	1,390,000	3,000	125,605

Ratification of the Appointment of Elliott Davis

Votes For	Votes Against	Votes Abstained
1,513,105	—	5,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL CAROLINA BANCSHARES, INC.

Dated: May 27, 2011	By:	/s/ Dawn Kinard
	Name:	Dawn Kinard
	Title:	Senior Vice President and Chief Financial Officer